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                                                                     Exhibit 3.3

                            ARTICLES OF ORGANIZATION
                                       OF
                          FLORIDA CARBON SOLUTIONS, LLC

     The undersigned hereby certifies that he is the authorized representative of the initial member who is forming a limited liability company under the laws of the State of Florida, providing for the formation, rights, privileges, and immunities of limited liability companies for profit. He further declares that the following Articles shall be the Charter and authority for the conduct of business of such limited liability company.

                                    ARTICLE 1
                                NAME AND ADDRESS

     The name of the limited liability company shall be Florida Carbon Products, LLC, and its principal place of business and its mailing address shall be:

             5025 West Lemon Street
             Tampa, Florida 33609

                                    ARTICLE 2
                               PURPOSES AND POWERS

     The general nature of the business or businesses to be transacted and which the limited liability company is authorized to transact, in addition to those authorized by the laws of the State of Florida, and the powers of the limited liability company, shall be as follows:

     1. To engage in any activity or business authorized under Florida Statutes.

     2. In general, to carry on any and all incidental business; to have and exercise all the powers conferred by the laws of the State of Florida, and to do any and all things herein set forth to the same extent as a natural person might or could do.

     3. To purchase or otherwise acquire, undertake, carry on, improve, or develop, and all or any of the business, good will, rights, assets, and liabilities of any person, firm, association, or corporation carrying on any kind of business of a similar nature to that which this limited liability company is authorized to carry on, pursuant to the provisions of the Articles; and to hold, utilize, and in any manner dispose of the rights and property so acquired.

     4. To enter into and make all necessary contracts for its business with any person, entity, partnership, association, corporation, domestic or foreign, or of any domestic or foreign state, government, or governmental authority, or of any political or administrative subdivision, or department thereof, and to perform and carry out, assign, cancel, or rescind any of such contracts.

     5. To exercise all or any of the limited liability company powers, and to carry out all or any of the purposes enumerated herein, otherwise granted or permitted by law, while acting as

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agent, nominee, or attorney-in-fact for any persons or corporations, and perform any service under contract or otherwise for any corporation, joint stock company, association, partnership, firm, syndicate, individual, or other entity, and in such capacity or under such arrangement develop, improve, stabilize, strengthen, or extend the property and commercial interest thereof, and to aid, assist, or participate in any lawful enterprise in connection therewith or incidental to such agency, representation, or service, and to render any other service or assistance insofar as it lawfully may under the laws of the State of Florida, providing for the formation, rights, privileges, and immunities of limited liability companies for profit.

     6. To do everything necessary, proper, advisable, or convenient for the accomplishment of any of the purposes, or the attainment of any of the objectives, or the furtherance of any of the powers herein set forth, either alone or in association with others incidental or pertaining to, or going out of, or connected with its business or powers, provided the same shall not be inconsistent with the laws of the State of Florida.

     7. The several clauses contained in this statement of the general nature of the business or businesses to be transacted shall be construed as both purposes and powers of this limited liability company, and statements contained in each clause shall, except as otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause. They shall be regarded as independent purposes and powers.

     Nothing herein contained shall be deemed or construed as authorizing or permitting, or purporting to authorize or permit the limited liability company to carry on any business, exercise any power, or do any act which a limited liability company may not, under the laws of the State of Florida, lawfully carry on, exercise, or do.

                                    ARTICLE 3
                                    DURATION

     This limited liability company shall have perpetual existence or until dissolved in a manner provided by law, or as provided in the regulations adopted by the members.

                                    ARTICLE 4
                                   MANAGEMENT

     The limited liability company is to be managed by a manager and the name and address of such manager of the company are:

            John Stanton               5025 West Lemon Street
                                       Tampa, Florida 33609

                                    ARTICLE 5
                                     MEMBERS

     The initial member of the limited liability company is:
          EarthFirst Solid Solutions, Inc.
          5025 West Lemon Street
          Tampa, Florida 33609

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                                    ARTICLE 6
                         ADMISSION OF ADDITIONAL MEMBERS

     Members shall have the right to admit new members only by unanimous consent. Contributions required of new members shall be determined as of the time of admission to the limited liability company.

     A member's interest in the limited liability company may not be sold or otherwise transferred except with unanimous written consent of the members.

                                    ARTICLE 7
                       MEMBERS RIGHT TO CONTINUE BUSINESS

     Upon the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a member, or the occurrence of any other event that terminates the continued membership of a member in the limited liability company, the remaining members shall have the right to continue the business upon unanimous consent of such remaining members.

                                    ARTICLE 8
                 INITIAL REGISTERED OFFICE AND REGISTERED AGENT

     The Florida street address of the initial registered office of the limited liability company is Carey, O'Malley, Whitaker & Manson, P.A., 712 South Oregon Avenue, City of Tampa, County of Hillsborough, State of Florida 33606, and the name of its initial registered agent at such address is Michael R. Carey.

     The undersigned, being the authorized representative of the initial member of the limited liability company, hereby certifies that the foregoing constitutes the proposed Articles of Organization of Florida Carbon Solutions, LLC.

     Executed by the undersigned at 712 So. Oregon Avenue, Tampa, Florida on January 9, 2003.

                                /s/  John Stanton
                                ------------------------------------------------
                                Name of Organizer / Authorized Representative of Initial Member: John Stanton

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STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

     Before me personally appeared John Stanton, who signed the above Articles of Organization as his free and voluntary act for the uses and purposes mentioned and set forth therein.

     IN WITNESS WHEREOF, I have set my hand and affixed my official seal on January 9/th/, 2003.

                       /s/  R. Jill Leahy
                       ---------------------------------------------------------
                       Type, Print or Stamp Name of Notary: R. Jill Leahy
                                                     Personally Known  X
                                                                      ---
                                               or Produced Identification ______
                       Type of Identification Produced _________________________



                            ACCEPTANCE OF REGISTERED
                            AGENT / REGISTERED OFFICE

     The undersigned, having been named in the Articles of Organization of Florida Carbon Solutions, LLC, as registered agent and to accept service of process for this limited liability company at the place designated at Article 8, hereby accepts the appointment as registered agent and agrees to act in this capacity.

     I further agree to comply with the provision of all statutes relating to the proper and complete performance of my duties and I am familiar with and accept the obligations of my position as registered agent of the Company.

                                           /s/  Michael R. Carey
                                           -------------------------------------
                                           Name:  Michael R. Carey
                                           Registered Agent
                                           712 South Oregon Avenue
                                           Tampa, Florida 33606-2543

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